Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 of Arcadia Biosciences, Inc., of our report dated July 30, 2025 relating to the financial statements of Roosevelt Resources, LP, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts".

/s/ BAKER TILLY US, LLP

Frisco, Texas
July 30, 2025